                                                                  EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 121 to Registration  Statement No. 2-14213 on Form N-1A of our reports dated
December 14, 2006 (December 11,  2006 for Ultra Fund), relating to the financial statements  and financial  highlights of American  Century  Mutual Funds,  Inc.,
including  American   Century-Mason   Street  Mid  Cap  Growth  Fund,   American
Century-Mason  Street Small Cap Growth Fund, Balanced Fund, Capital Growth Fund,
Capital Value Fund, Focused Growth Fund, Fundamental Equity Fund, Giftrust Fund,
Growth Fund,  Heritage Fund, New Opportunities  Fund, New Opportunities II Fund,
NT Growth Fund, NT Vista Fund,  Select Fund,  Ultra Fund,  Veedot Fund and Vista
Fund,  appearing in the Annual Report on Form N-CSR of American  Century  Mutual
Funds,  Inc. for the year ended  October 31,  2006,  and to the references to us under the headings "Financial  Highlights" in the Prospectuses of Focused Growth
Fund,  Heritage  Fund,  New  Opportunities  II Fund,  and  Ultra  Fund,  and the
references to us under the headings  "Independent  Registered  Public Accounting
Firm" and  "Financial  Statements"  in the Statement of Additional  Information,
which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 21, 2007